Exhibit 10.6.1

Detail schedule of Leases under Lease Acquisition Agreement

There are 10 leases representing 1,524 acres that the Registrant (through its wholly-owned subsidiary) has an option to acquire. All of the leases are the same except for the name of the lessor, the date of the lease and the number of acres. The leases making up the 1,524 acres are detailed below:

Date	Acres
February 21, 2012	1,011
February 22, 2012	40
February 28, 2012	129
February 28, 2012	40
March 7, 2012	12
June 12, 2012	87
June 12, 2012	87
June 30, 2012	80
July 16, 2012	38

Total	1,524